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                                                                      EXHIBIT 1


                             JOINT FILING AGREEMENT
                             ----------------------

The persons named below agree to the joint filing on behalf of each of them of this Statement on Schedule 13G with respect to their beneficial ownership of Magna Entertainment Corp. and further agree that this Joint Filing Agreement be included as an Exhibit thereto.

In evidence thereof, the undersigned hereby execute this Agreement as of the 13th day of February, 2004.

                                     MI DEVELOPMENTS INC.




                                     By:   /s/ Edward C. Hannah
                                         -------------------------------------
                                           Name:  Edward C. Hannah
                                           Title: Executive Vice-President,
                                                  Secretary and General Counsel

                                     1346457 ONTARIO INC.



                                     By:   /s/ Edward C. Hannah
                                         -------------------------------------
                                           Name:  Edward C. Hannah
                                           Title: Executive Vice-President and
                                                  Secretary

                                     MAGNA INTERNATIONAL INC.



                                     By:   /s/ J. Brian Colburn
                                        --------------------------------------
                                           Name:  J. Brian Colburn
                                           Title: Executive Vice-President,
                                                  Special Projects and Secretary